Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-249343) pertaining to the Vontier Retirement Savings Plan of Vontier Corporation of our report dated June 18, 2026, with respect to the financial statements and schedule of the Vontier Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Raleigh, North Carolina
June 18, 2026